Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

18 U.S.C. Certification of Michael S. Marcus
Vice President, Chief Financial Officer of
Duckwall-ALCO Stores, Inc

I, Michael S. Marcus, Vice President, Chief Financial Officer of Duckwall-ALCO Stores, Inc., hereby certify, in accordance with 18 U.S.C. ss 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a)
The Quarterly Report on Form 10-Q for the fiscal year ended January 28, 2007, which accompanies this certification, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)
The information contained the Quarterly Report on Form 10-Q for the fiscal year ended January 29, 2006, which accompanies this certification, fairly presents, in all material respects, the financial condition and results of operation of Duckwall-ALCO Stores, Inc.

A signed original of this written statement required by Section 906 has been provided to Duckwall-ALCO Stores, Inc. and will be retained by Duckwall-ALCO Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: April 23, 2007
By: /s/ Michael S, Marcus
      Michael S. Marcus
      Vice President, Chief Financial Officer